EXHIBIT 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned officers of Northwest Bancorp, Inc. (the “Company”) hereby certify that, to the best of their knowledge:
1. the Company’s Transition Report on Form 10-K for the six-month transition period from July 1, 2005 to December 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2. that as of the date of this statement, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 15, 2006	/s/ William J. Wagner
Date	William J. Wagner
President and Chief Executive Officer

March 15, 2006	/s/ William W. Harvey, Jr.

Date	William W. Harvey, Jr.
Senior Vice President, Finance and
Chief Financial Officer
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section  1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
A signed original of this written statement required by Section 906 has been provided to Northwest Bancorp, Inc. and will be retained by Northwest Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.